                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVEN REPORTED): December 31, 1997

                           MEDICAL MANAGER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                 0-29090                     59-3396629
(STATE OR OTHER JURISDICTION       (COMMISSION                 (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)

3001 North Rocky Point Drive East, Suite 100, Tampa, Florida        33607
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (813) 287-2990

                                       N/A
          (FORMER NAME OR FORMER ADDRESS; IF CHANGED SINCE LAST REPORT)

         This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Medical Manager Corporation on January 15, 1998 solely for the purpose of adding the financial statements of the businesses acquired as required by
Item 7(a) and the pro forma financial information required by Item 7(b).

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

         (a)      Financial Statements of Businesses Acquired

                                                                                         Page
                                                                                         ----
                  Companion Technologies of Texas
                       Financial Statements for the Years Ended
                       December 31, 1997 and 1996 including Report of
                       Independent Accountants..........................................   2
                  Companion Technologies of Florida, Inc.
                       Financial Statements for the Years Ended December 31, 1997
                       and 1996 including Report of Independent Accountants.............  13

                         COMPANION TECHNOLOGIES OF TEXAS

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

TABLE OF CONTENTS


                                                                       PAGE(S)
Report of Independent Accountants                                         4

Financial Statements:

   Balance Sheets                                                         5

   Statements of Operations                                               6

   Statements of Changes in Stockholder's Equity                          7

   Statements of Cash Flows                                               8

   Notes to Financial Statements                                        9 - 12

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Companion Technologies of Texas

We have audited the accompanying balance sheets of Companion Technologies of Texas (the Company) as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                             COOPERS & LYBRAND L.L.P.


Tampa, Florida
February 16, 1998

COMPANION TECHNOLOGIES OF TEXAS
BALANCE SHEETS
December 31, 1997 and 1996



                                     ASSETS                                     1997              1996
Current assets:
  Cash                                                                      $   122,096       $   345,734
  Accounts receivable, less allowance for doubtful accounts of $90,604
         and $44,030 in 1997 and 1996, respectively                             362,949           293,691
  Inventory                                                                     253,247           321,658
  Deferred tax assets                                                            33,000            26,000
  Prepaid expenses and other current assets                                      61,569            68,729
                                                                            -----------       -----------
     Total current assets                                                       832,861         1,055,812

Property and equipment, net                                                     272,324           148,272
Goodwill, net                                                                 3,970,678         6,108,882
Other assets                                                                          0             2,067
                                                                            -----------       -----------

         Total assets                                                       $ 5,075,863       $ 7,315,033
                                                                            ===========       ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                                 $   340,360       $   528,050
   Due to parent                                                                191,685             2,634
   Customer deposits and deferred maintenance revenue                           393,818           232,567
                                                                            -----------       -----------
      Total current liabilities                                                 925,863           763,251
                                                                            -----------       -----------

Commitments and contingencies  (See Note 6)
Stockholder's equity:
   Common stock (No par, 1,000,000 shares authorized, one share issued
        and outstanding)                                                      6,771,431         6,768,031
   Accumulated deficit                                                       (2,621,431)         (216,249)
                                                                            -----------       -----------

      Total stockholder's equity                                              4,150,000         6,551,782
                                                                            -----------       -----------

         Total liabilities and stockholder's equity                         $ 5,075,863       $ 7,315,033
                                                                            ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF TEXAS
STATEMENTS OF OPERATIONS
for the years ended December 31, 1997 and 1996


                                                            1997              1996
Revenue:
  Systems                                               $ 4,184,561       $ 1,635,783
  Maintenance and other                                   2,379,399         1,408,293
                                                        -----------       -----------

    Total revenue                                         6,563,960         3,044,076
                                                        -----------       -----------

Cost of revenue:
  Systems                                                 2,220,006           967,872
  Maintenance and other                                      79,233           275,847
                                                        -----------       -----------

    Total cost of revenue                                 2,299,239         1,243,719
                                                        -----------       -----------

      Gross margin                                        4,264,721         1,800,357
                                                        -----------       -----------

Operating expenses and other income:
  Selling, general and administrative                     4,640,970         1,850,682
  Depreciation and amortization                             536,568           257,824
  Loss on the impairment of goodwill                      1,669,582                 0
                                                        -----------       -----------
  Total operating expenses                                6,847,120         2,108,506
                                                        -----------       -----------

  Total operating loss                                   (2,582,399)         (308,149)

 Interest expense                                            (2,971)           (1,805)
 Interest income                                              9,748               651
 Other income                                               163,440           100,054
                                                        -----------       -----------


        Net loss before provision (benefit) for income
          taxes                                          (2,412,182)         (209,249)

Provision (benefit) for income taxes                         (7,000)            7,000
                                                        -----------       -----------

        Net loss                                        $(2,405,182)      $  (216,249)
                                                        ===========       ===========

The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF TEXAS
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY for the years ended December 31, 1997 and 1996


                                    COMMON          ACCUMULATED
                                    STOCK            DEFICIT           TOTAL
                                 -----------       -----------       -----------
Balance, January 1, 1996         $   475,434       $         0       $   475,434

  Contribution by parent           6,292,597                           6,292,597
  Net loss                                            (216,249)         (216,249)
                                 -----------       -----------       -----------

Balance, December 31, 1996         6,768,031          (216,249)        6,551,782

  Contribution by parent               3,400                               3,400
  Net loss                                          (2,405,182)       (2,405,182)
                                 -----------       -----------       -----------

Balance, December 31, 1997       $ 6,771,431       $(2,621,431)      $ 4,150,000
                                 ===========       ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF TEXAS
STATEMENTS OF CASH FLOWS
for the years ended December 31, 1997 and 1996

                                                                                  1997              1996
Cash flows from operating activities:
  Net loss                                                                    $(2,405,182)      $  (216,249)
  Adjustments to reconcile net loss to net cash provided by (used in)
      operating activities:

Depreciation/amortization                                                         536,568           257,824
    Loss on the impairment of goodwill                                          1,669,582                 0
    Deferred taxes                                                                 (7,000)          (26,000)
    Changes in assets and liabilities, net of effects from acquisitions:
      Accounts receivable                                                         (69,258)          287,326
      Inventory                                                                    68,411          (148,059)
      Prepaid expenses and other assets                                             7,160           (13,961)
      Accounts payable and accrued liabilities                                   (187,690)          203,285
      Customer deposits and deferred maintenance revenue                          161,251            (6,936)
      Due to parent                                                               189,051             2,634
                                                                              -----------       -----------
        Net cash provided by (used in) operating activities                       (37,107)          339,864
                                                                              -----------       -----------

Cash flows from investing activities:
  Purchases of property and equipment                                            (188,598)         (107,690)
  Other assets                                                                      2,067             7,933
                                                                              -----------       -----------
        Net cash used in investing activities                                    (186,531)          (99,757)
                                                                              -----------       -----------
Cash flows from financing activities:
  Capital contribution from parent                                                      0           (43,106)
  Note payable                                                                          0            (4,738)
                                                                              -----------       -----------
        Net cash used in financing activities                                           0           (47,844)
                                                                              -----------       -----------

Net change in cash                                                               (223,638)          192,263

Cash, beginning of period                                                         345,734           153,471
                                                                              -----------       -----------

Cash, end of period                                                           $   122,096       $   345,734
                                                                              ===========       ===========
Cash paid for interest                                                        $     2,971       $     1,805
                                                                              ===========       ===========
Non-cash financing activities:
  Contribution from parent                                                    $     3,400       $ 6,292,597
                                                                              ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF TEXAS
NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND OPERATIONS:

         Companion Technologies of Texas (the Company) is an independent dealer for The Medical Manager physician practice management system that is sold to clients in the Southwestern part of the United States.

         On June 1, 1996 Companion Technologies Corporation, a wholly owned subsidiary of Blue Cross and Blue Shield of South Carolina, purchased the outstanding stock of Management Solutions Unlimited, Inc. and Easy Claims, Inc. Effective September 1, 1996, Management Solutions Unlimited, Inc. purchased Precision Business Systems, Inc. On October 18, 1996, Management Solutions Unlimited, Inc. purchased Medical Solutions, Inc.

         On October 8, 1997, Companion Technologies of Texas was incorporated as a wholly owned subsidiary of Companion Technologies Corporation. Effective October 10, 1997, Management Solutions Unlimited, Inc. and Easy Claims, Inc. were merged into Companion Technologies of Texas. All of the outstanding shares of Management Solutions Unlimited, Inc. and Easy Claims, Inc. were canceled upon the execution of the merger.

         The accompanying financial statements reflect the results of Management Solutions Unlimited, Inc., and Easy Claims, Inc. for the period January 1, 1996 through December 31, 1997, as though the purchases had occurred on January 1, 1996. The results of Precision Business Systems, Inc. and Medical Solutions, Inc. are reflected subsequent to their respective purchase dates. In addition, the accompanying financial statements have been adjusted retroactively to show the effect of the recapitalization of the merger as though it had happened on January 1, 1996.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION - Revenue from the sale of systems is recognized when the system has been installed and the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services is recognized as the services are provided. Certain expenses are allocated between the cost of sales for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

         CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company's credit concentrations are limited due to the wide variety of customers in the health care industry and the geographic areas into which the Company's systems and services are sold.

         INVENTORY - Inventory primarily consists of customized forms, computers, peripheral equipment and replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided principally on straight-line methods over the estimated useful lives of the assets.

         GOODWILL - Goodwill originated from the acquisitions of Management Solutions Unlimited, Inc., Easy Claims, Inc., Precision Business Systems, Inc., and Management Solutions, Inc. Goodwill resulting from the acquisition of Management Solutions Unlimited, Inc. is being amortized utilizing the straight-line basis over a 15-year period. Goodwill resulting from the acquisition of Easy Claims, Inc., Precision Business Systems, Inc., and Management Solutions, Inc. is being amortized utilizing the straight-line basis over an 8-year period. The Company periodically reviews the value of its goodwill to determine if an impairment has occurred.

         IMPAIRMENT OF LONG LIVED ASSETS - The Company reviews long-lived assets and certain identifiable intangibles for impairment and writes down to fair value whenever events of changes in circumstances indicate that the carrying value may not be recoverable.

         INCOME TAXES - The company utilizes the assets and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years differences between the tax basis of assets and liabilities and their financial reported amounts each year end based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized. (See note 5.)

3.       PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following at December 31, 1997 and 1996:

                                                  1997           1996

          Furniture and equipment              $ 423,128       $ 234,530
          Vehicles                                11,095          11,095
                                               ---------       ---------
                                                 434,223         245,625
          Less accumulated depreciation         (161,899)        (97,353)
                                               ---------       ---------

              Property and equipment, net      $ 272,324       $ 148,272
                                               =========       =========

         Depreciation expense was approximately $64,500 and $17,500 for the years ended December 31, 1997 and 1996, respectively.

4.       GOODWILL:

         Goodwill originated from the acquisitions of Management Solutions Unlimited, Inc., Easy Claims, Inc., Precision Business Systems, Inc., and Management Solutions, Inc. During 1997, the Company recorded an impairment loss of approximately $1.7 million based on management's determination of the fair market value of the Company. This impairment loss is recorded in the accompanying statement of operations for the year ended December 31, 1997.

                                                               1997            1996
                                                            -----------     ---------
          Goodwill arising from business acquisitions       $ 6,352,590     $6,349,190
          Accumulated amortization                           (2,381,912)      (240,308)
                                                            -----------     ----------

                  Goodwill, net                             $ 3,970,678     $6,108,882
                                                            ===========     ==========

5.       INCOME TAXES:

         The provision (benefit) for income taxes consists of the following:


                                            1997               1996
                                         ---------          ---------
          Current:
              Federal                    $       0          $  29,000
              State                              0              4,000
                                         ---------          ---------
                                                 0             33,000
                                         ---------          ---------
          Deferred:
              Federal                       (6,000)           (23,000)
              State                         (1,000)            (3,000)
                                         ---------          ---------
                                            (7,000)           (26,000)
                                         ---------          ---------

                  Total                  $  (7,000)         $   7,000
                                         =========          =========

         The significant components of the deferred tax assets and liabilities are as follows:

                                                               1997          1996
                                                             --------      --------
          Deferred tax assets:
              Current deferred:
                  Accounts receivable                        $ 36,000      $ 26,000
                                                             --------      --------

                  Total current deferred tax assets            36,000        26,000
                                                             --------      --------

              Non-current deferred:
                  Net operating loss                           98,631             0
                                                             --------      --------
                  Total non-current deferred tax assets        98,631             0
                                                             --------      --------

                  Total deferred tax assets                   134,631        26,000
                                                             --------      --------

                  Valuation allowance                        (101,631)            0
                                                             --------      --------
                  Net deferred tax assets                    $ 33,000      $ 26,000
                                                             ========      ========


         The difference between the above provision for income taxes and that obtained from applying the federal statutory rate of 35% against pre-tax book income primarily relates to the nondeductibility of certain goodwill for income tax purposes and the establishment of a valuation allowance. The Company has a net operating loss carryforward of approximately $250,000 which expires in the year 2017.

6.       COMMITMENTS:

         The Company leases office facilities under noncancelable operating lease agreements. Rental expense under these agreements was approximately $236,000 and $70,000 for the years ended December 31, 1997 and 1996, respectively. Future minimum lease payments as of December 31, 1997 for leases with noncancelable terms in excess of one year are approximately as follows:

                 1998                                          $249,387
                 1999                                           236,682
                 2000                                           190,230
                                                               --------

                     Total minimum payments                    $676,299
                                                               ========

7.       ACQUISITION:

         During December 1997, the Company executed and closed a definitive agreement to be acquired by Medical Manager Corporation (MMC), the developer of the Medical Manager physician practice management system. The acquisition closed effective December 31, 1997. The acquisition was accounted for by MMC using the purchase method of accounting.

                    COMPANION TECHNOLOGIES OF FLORIDA, INC.

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

TABLE OF CONTENTS



                                                                       PAGE(S)
Report of Independent Accountants                                        15

Financial Statements:

     Balance Sheets                                                      16

     Statements of Operations                                            17

     Statements of Changes in Stockholder's Equity                       18

     Statements of Cash Flows                                            19

     Notes to Financial Statements                                      20-24

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Companion Technologies of Florida, Inc.

We have audited the accompanying balance sheets of Companion Technologies of Florida, Inc. (the Company) as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Tampa, Florida
February 16, 1998

COMPANION TECHNOLOGIES OF FLORIDA, INC.
BALANCE SHEETS
December 31, 1997 and 1996


                                     ASSETS                                         1997              1996
Current assets:
   Cash                                                                         $   310,778       $   112,182
   Accounts receivable, less allowance for doubtful accounts of $42,164 and
         $119,178 in 1997 and 1996, respectively                                    264,893           259,173
   Finance receivables, current portion                                             263,766           157,089
   Inventory                                                                        229,983           273,943
   Prepaid expenses and other current assets                                        205,281            43,946
   Deferred tax asset                                                               396,000           290,000
                                                                                -----------       -----------
      Total current assets                                                        1,670,701         1,136,333

Finance receivables, long-term                                                      516,466           354,099
Property and equipment, net                                                         331,080           356,173
Goodwill, net                                                                     3,313,863         3,082,308
Other assets                                                                         12,659            12,659
                                                                                -----------       -----------

         Total assets                                                           $ 5,844,769       $ 4,941,572
                                                                                ===========       ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                                     $   512,165       $   923,592
   Customer deposits and deferred maintenance revenue                               334,890           180,441
                                                                                -----------       -----------
      Total current liabilities                                                     847,055         1,104,033
                                                                                -----------       -----------

Due to parent                                                                     1,631,100         1,569,883
                                                                                -----------       -----------

Commitments and contingencies (See Note 7)

Stockholder's equity:
   Common stock (No par, 100,000 shares authorized, no shares issued and
         outstanding)                                                             3,548,632         3,042,704
   Accumulated deficit                                                             (182,018)         (775,048)
                                                                                -----------       -----------

      Total stockholder's equity                                                  3,366,614         2,267,656
                                                                                -----------       -----------

         Total liabilities and stockholder's equity                             $ 5,844,769       $ 4,941,572
                                                                                ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF FLORIDA, INC.
STATEMENTS OF OPERATIONS
for the years ended December 31, 1997 and 1996


                                                                              1997             1996
Revenue:
     Systems                                                              $ 3,353,682       $ 2,836,013
     Maintenance and other                                                  1,809,942         1,116,628
                                                                          -----------       -----------

         Total revenue                                                      5,163,624         3,952,641
                                                                          -----------       -----------

Cost of revenue:
     Systems                                                                2,548,064         2,552,668
     Maintenance and other                                                  1,177,264         1,095,754
                                                                          -----------       -----------

         Total cost of revenue                                              3,725,328         3,648,422
                                                                          -----------       -----------

             Gross margin                                                   1,438,296           304,219
                                                                          -----------       -----------

Operating expenses:
     Selling, general and administrative                                      455,304           910,169
     Depreciation and amortization                                            388,083           180,492
                                                                          -----------       -----------

         Total operating expenses                                             843,387         1,090,661
                                                                          -----------       -----------

                 Income (loss) from operations                                594,909          (786,442)

Interest income                                                               102,666            87,669
Interest expense                                                             (104,545)          (86,096)
                                                                          -----------       -----------

                 Net income (loss)                                        $   593,030       $  (784,869)
                                                                          ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF FLORIDA, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY for the years ended December 31, 1997 and 1996


                                                  ACCUMULATED
                                    COMMON         EARNINGS
                                    STOCK          (DEFICIT)           TOTAL
                                 -----------      -----------       -----------
Balance, January 1, 1996         $   505,000      $     9,821       $   514,821

Contribution by parent             2,537,704                          2,537,704

Net loss                                             (784,869)         (784,869)
                                 -----------      -----------       -----------

Balance, December 31, 1996         3,042,704         (775,048)        2,267,656

Contribution by parent               505,928                            505,928

Net income                                            593,030           593,030
                                 -----------      -----------       -----------

Balance, December 31, 1997       $ 3,548,632      $  (182,018)      $ 3,366,614
                                 ===========      ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF FLORIDA
STATEMENTS OF CASH FLOWS
for the years ended December 31, 1997 and 1996

                                                                                    1997              1996
Cash flows from operating activities:
     Net income (loss)                                                          $   593,030       $  (784,869)
     Adjustments to reconcile net income (loss)  to net cash provided by operating activities:
         Depreciation and amortization                                              388,083           180,492
         Deferred taxes                                                            (106,000)         (290,000)
         Changes in assets and liabilities:
             Finance and accounts receivable                                       (274,764)         (126,490)
             Inventory                                                               43,960          (171,425)
             Prepaid expenses and other assets                                     (161,335)          (31,498)
             Accounts payable and accrued liabilities                              (411,427)          772,788
             Customer deposits and deferred maintenance revenue                     154,449          (119,020)
             Income taxes payable                                                         0           (78,303)
             Due to parent                                                           61,217         1,173,891
                                                                                -----------       -----------
                 Net cash provided by operating activities                          287,213           525,566
                                                                                -----------       -----------

Cash flows from investing activities:
     Purchases of property and equipment                                            (88,617)         (407,031)
     Other assets                                                                         0           (11,837)
                                                                                -----------       -----------
                 Net cash used in investing activities                              (88,617)         (418,868)
                                                                                -----------       -----------
Net change in cash                                                                  198,596           106,698

Cash, beginning of period                                                           112,182             5,484
                                                                                -----------       -----------

Cash, end of period                                                             $   310,778       $   112,182
                                                                                ===========       ===========
Non-cash financing activities:
     Contributions from parent                                                  $   505,928       $ 2,537,704
                                                                                ===========       ===========


The accompanying notes are an integral part of these financial statements.

COMPANION TECHNOLOGIES OF FLORIDA, INC.
NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND OPERATIONS:

         Companion Technologies of Florida, Inc. (the Company) is an independent dealer for The Medical Manager physician practice management system that is sold to clients in the southeastern part of the United States. The Company commenced operations on April 1, 1995. The Company is a wholly owned subsidiary of Companion Technologies Corporation which is ultimately owned by Blue Cross and Blue Shield of South Carolina, Inc.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         REVENUE RECOGNITION - Revenue from the sale of systems is recognized when the system has been installed and the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period, which typically does not exceed one year. Revenue from other services is recognized as the services are provided. Certain expenses are allocated between the cost of sales for systems and maintenance and other based upon revenue, which basis management believes to be reasonable.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates; however, management does not believe these differences would have a material effect on operating results.

         CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and lease receivables. The Company's credit concentrations are limited due to the wide variety of customers in the health care industry and the geographic areas into which the Company's systems and services are sold.

         INVENTORY - Inventory primarily consists of customized forms, computers, peripheral equipment and replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Additions and major renewals are capitalized. Repairs and maintenance are charged to expense as incurred. Upon disposal, the related cost and accumulated depreciation are removed from the accounts, with the resulting gain or loss included in income. Depreciation is provided principally on straight-line methods over the estimated useful lives of the assets. For leasehold improvements, depreciation is provided over the estimated useful life of the asset or the lease term, whichever, is shorter.

NOTES TO FINANCIAL STATEMENTS, INC.  CONTINUED

         GOODWILL - Goodwill consists of goodwill arising from business acquisitions including the acquisition of Companion Technologies of Florida, Inc. by Companion Technologies Corporation.


                                                                         1997           1996
                                                                      ----------     ----------
          Goodwill arising from business acquisitions                 $3,732,358     $3,226,430
          Accumulated amortization                                      (418,495)      (144,122)
                                                                      ----------     ----------

                  Goodwill, net                                       $3,313,863     $3,082,308
                                                                      ==========     ==========

         The goodwill arising from business acquisitions is being amortized over a fifteen-year period.

         INCOME TAXES - The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years differences between the tax basis of assets and liabilities and their financial reported amounts at each year end based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized (See Note 5).

3.       PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following at December 31, 1997 and 1996:

                                                            1997         1996
          Furniture and equipment                        $ 147,121    $ 127,839
          Leasehold improvements                            88,941       91,496
          Computer equipment and software                  151,573       79,683
          Vehicles                                         117,702      117,702
                                                         ---------    ---------
                                                           505,337      416,720
          Less accumulated depreciation                   (174,257)     (60,547)
                                                         ---------    ---------

              Property and equipment, net                $ 331,080    $ 356,173
                                                         =========    =========

          Depreciation expense was approximately $113,700 and $59,000 for the years ended December 31, 1997 and 1996, respectively.



4 .       RELATED PARTY TRANSACTIONS:

          The Company is charged a management fee by its parent company, Companion Technologies Corporation. The cost of such services included in operating expenses totaled $96,000 and $78,000 for the years ended December 31, 1997 and 1996, respectively.

5.       INCOME TAXES:

         The provision for income taxes consists of the following:

                                                      1997               1996
                                                   ---------          ---------
          Current:
              Federal                              $  97,580          $ 267,240
              State                                    8,420             22,760
                                                   ---------          ---------
                                                     106,000            290,000
                                                   ---------          ---------
          Deferred:
              Federal                                (97,580)          (267,240)
              State                                   (8,420)           (22,760)
                                                   ---------          ---------
                                                    (106,000)          (290,000)
                                                   ---------          ---------

                  Total                            $       0          $       0
                                                   =========          =========


         The significant components of the deferred tax assets and liabilities are as follows:

                                                             1997         1996
                                                           --------     --------
          Deferred tax assets:
             Current deferred:
                Deferred revenue                           $370,000     $370,000
                Accounts receivable                          61,000      185,000
                                                           --------     --------

                Total current deferred tax assets           431,000      555,000
                                                           --------     --------

                Valuation allowance                         (35,000)    (265,000)
                                                           --------     --------
                Net deferred tax assets                    $396,000     $290,000
                                                           ========     ========

         The difference between the above provision for income taxes and that obtained from applying the federal statutory rate of 35% against pre-tax book income primarily relates to the nondeductibility of certain goodwill for income tax purposes and the establishment of a valuation allowance.

6.       FINANCE RECEIVABLE:

         The Company is engaged in purchasing computer equipment and software and leasing the equipment and software to customers under direct sales type financing leases.

         Components of finance receivables, net, are as follows:

                                                            DECEMBER 31
                                                   -----------------------------
                                                       1997              1996
                                                   -----------       -----------
          Gross receivables                        $ 1,110,993       $   906,554
          Unearned interest                           (206,926)         (186,609)
          Allowance for doubtful accounts             (123,835)         (208,757)
                                                   -----------       -----------
          Lease receivables                            780,232           511,188
          Less current portion                        (263,766)         (157,089)
                                                   -----------       -----------

                                                   $   516,466       $   354,099
                                                   ===========       ===========

         At December 31, 1997, future minimum payments to be received under direct financing leases are as follows:


          1998                                     $ 367,295
          1999                                       308,976
          2000                                       280,053
          2001                                       135,477
          2002                                        19,192

7.       COMMITMENTS:

         The Company leases office facilities under noncancelable operating lease agreements. Rental expense under these agreements was approximately $109,600 and $79,000 for the years ended December 31, 1997 and 1996, respectively. Future minimum lease payments as of December 31, 1997 for leases with noncancelable terms in excess of one year are approximately as follows:

                  1998                             $  88,000
                  1999                                69,000
                  2000                                69,000
                  2001                                28,000
                  2002                                23,000
                                                   ---------
                     Total minimum payments        $ 277,000
                                                   =========

8.       ACQUISITION:

         During December 1997, the Company executed and closed a definitive agreement to be acquired by Medical Manager Corporation (MMC), the developer of the Medical Manager physician practice management system. The acquisition closed effective December 31, 1997. The acquisition was accounted for by MMC using the purchase method of accounting.

         (b)      Pro Forma Financial Information

                  Companion Technologies of Texas ("CTT") and Companion Technologies of Florida, Inc. ("CTF") were acquired as of December 31, 1997. The financial position of each of CTT and CTF as of December 31, 1997 is included in the Company's audited Consolidated Balance Sheet as of December 31, 1997, which is contained in the Company's Annual Report on Form 10-K, filed on March 12, 1998. Thus, a pro forma balance sheet has been omitted from the pro forma presentation. The required unaudited pro forma statement of operations is set forth below.

                           MEDICAL MANAGER CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     MEDICAL
                                                     MANAGER                                        PRO FORMA       PRO FORMA
                                                   CORPORATION           CTT              CTF      ADJUSTMENTS      COMBINED
                                                  ------------       ------------       -------    -----------    ------------
Revenue
  Systems                                         $     47,693       $      4,185       $ 3,354           --      $     55,232
  Maintenance and other                                 30,434              2,379         1,810           --            34,623
                                                  ------------       ------------       -------      -------      ------------
    Total revenue                                       78,127              6,564         5,164           --            89,855
                                                  ------------       ------------       -------      -------      ------------
Cost of revenue
  Systems                                               20,054              2,220         2,548           --            24,822
  Maintenance and other                                 16,779                 79         1,177           --            18,035
                                                  ------------       ------------       -------      -------      ------------
    Total costs of revenue                              36,833              2,299         3,725           --            42,857
                                                  ------------       ------------       -------      -------      ------------
      Gross margin                                      41,294              4,265         1,439           --            46,998
                                                  ------------       ------------       -------      -------      ------------
Operating expenses
  Selling, general and administrative                   20,238              4,642           456      $   (96)(b)        25,240
  Research and development                               3,170                 --            --           --             3,170
  Depreciation and amortization                          1,543                536           388          410(a)          2,877
  Loss on impairment of goodwill                            --              1,669            --           --             1,669
                                                  ------------       ------------       -------      -------      ------------
    Total operating expenses                            24,951              6,847           844          314            32,956
                                                  ------------       ------------       -------      -------      ------------
      Income (loss) from operations                     16,343             (2,582)          595         (314)           14,042
Other income (expense)
  Interest expense                                        (168)                (3)         (105)        (495)(d)          (771)
  Interest income                                          604                 10           103           --               717
  Other income (expense)                                   101                163            --           --               264
                                                  ------------       ------------       -------      -------      ------------
Income (loss) before income taxes                       16,880             (2,412)          593         (809)           14,252
Income taxes (benefit)                                   5,657                 (7)            0         (311)(c)         5,339
                                                  ------------       ------------       -------      -------      ------------
      Net income                                  $     11,223       $     (2,405)      $   593      $  (498)     $      8,913
                                                  ============       ============       =======      =======      ============

Basic earnings per share                          $       0.58                                                    $       0.46
                                                  ============                                                    ============

Shares used in computing basic earnings
  per share                                         19,490,173                                                      19,490,173
                                                  ============                                                    ============

Diluted earnings per share                        $       0.56                                                    $       0.44
                                                  ============                                                    ============

Shares used in computing diluted earnings
  per share                                         20,168,819                                                      20,168,819
                                                  ============                                                    ============


    See accompanying notes to the pro forma combined statement of operations.

                           MEDICAL MANAGER CORPORATION
            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

1. BASIS OF ACCOUNTING

         On December 31, 1997, Medical Manager Corporation (hereinafter, the "Company") executed and closed definitive agreements to acquire substantially all of the assets of CTF and all of the outstanding equity securities of CTT. The purchase price for the assets acquired from CTF was $1,025,000 in cash, the assumption and payment of CTF's $1,400,000 liability to its parent company, Companion Technologies Corporation ("CTC"), and additional cash payments of $3,075,000 to be paid in various installments over a two year period. The purchase price for the common stock of CTT was $975,000 in cash, 14,044 shares of the Company's Common Stock, and additional cash payments of $2,925,000 to be paid in various installments over a two year period.

         The unaudited pro forma combined statement of operations is presented using the Company's audited consolidated statement of operations for the year ended December 31, 1997 combined with CTF's and CTT's audited statements of operations for the year ended December 31, 1997, as if the transaction had taken place on January 1, 1997.

         The pro forma combined statement of operations should be read in conjunction with the consolidated financial statements and notes thereto of the Company and with the financial statements and notes thereto of CTT and CTF.

         The pro forma combined statement of operations is not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company, CTT, and CTF been combined during the period presented. In addition the pro forma results are not intended to be a projection of future results.

2. PRO FORMA COMBINED STATEMENT OF OPERATIONS

         The accompanying pro forma combined statement of operations reflects adjustments for the following items:

(a) Amortization of goodwill of approximately $8.2 million over a period of twenty years.

(b)      Elimination of management fees charged by CTC to CTF.

(c) Reduction in income tax expense for the income tax effect of the pro forma adjustments.

(d) Interest expense of $495,000 on the $6,000,000 debt outstanding for the purchase price of CTF and CTT by Medical Manager Corporation.

         (c)      Exhibits

                  Exhibit Number    Description

                  23.1              Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MEDICAL MANAGER CORPORATION

Dated: March 16, 1998                        By:       /s/ Lee A. Robbins
                                                --------------------------------

                                                        Lee. A. Robbins
                                                       Vice President and
                                                     Chief Financial Officer